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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):            APRIL 3, 2003


                           SELECT COMFORT CORPORATION
             (Exact name of registrant as specified in its charter)


        MINNESOTA                 0-25121                    41-1597886
(State of Incorporation)     (Commission File            (IRS Employer
                                    Number)                Identification No.)


        6105 TRENTON LANE NORTH
        MINNEAPOLIS, MINNESOTA                    55442
        (Address of principal                   (Zip Code)
               executive offices)


Registrant's telephone number, including area code: (763) 551-7000



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ITEM 9. REGULATION FD DISCLOSURE.  The  information  contained in this report is being provided under Items 9 and 12 of Form 8-K.


     On April 3, 2003, the registrant issued a press release, as follows:



FOR IMMEDIATE RELEASE                   CONTACT:  Mark Kimball (763) 551-7070
April 3, 2003                                     Select Comfort Corporation
                                                  mark.kimball@selectcomfort.com

                      SELECT COMFORT CORPORATION ANNOUNCES
                       PRELIMINARY FIRST QUARTER NET SALES
 NET SALES WERE $102 MILLION, AN INCREASE OF 26 PERCENT OVER FIRST QUARTER 2002

MINNEAPOLIS, MINN. (April 3, 2003) - Select Comfort Corporation (NASDAQ: SCSS), the nation's leading bed retailer and creator of the SLEEP NUMBER(R) bed , announced today that it expects to report fully diluted earnings per share in the range of $.10 to $.11 for the first quarter of 2003, in line with company expectations announced in late February. This compares to pro forma, after-tax net income in the first quarter of 2002 of $.06 per share. The earnings improvement was led by estimated first quarter net sales of $102 million, 26 percent higher than first quarter 2002 net sales of $81 million.

     "Consistent with our goal of demonstrating Select Comfort's long-term growth potential, we experienced another strong increase in sales in first quarter, building on a 24 percent sales gain in the first quarter of last year," said Bill McLaughlin, president and chief executive officer. "Despite continued economic uncertainty, we achieved 30 percent comparable store sales growth this quarter, fueled by an accelerated national advertising program, 45 store remodels, continued rollout of our Precision Comfort adjustable foundation, and expansion of our home delivery service."

     Select Comfort reconfirmed its net income guidance for total-year 2003 of $.50 to $.55 per share. The company plans to report full results for the first quarter on April 15, 2003.

     The company's earnings under Generally Accepted Accounting Principles
(GAAP) for first quarter 2003 are being compared to 2002 earnings on a pro forma, after-tax basis to improve comparability between the periods. GAAP did not allow the company to reduce its earnings for income tax expense in 2002, while 2003 results reflect a reduction in earnings for income taxes. In the first quarter of 2002, pro forma earnings per share were $.06 and reported earnings under GAAP were $.11 per share. A full reconciliation of the company's pro forma, after-tax earnings for 2002 to treatment under GAAP can be found at the end of this release.



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     The company has identified a product warranty issue involving a contract-manufactured component that it believes may affect a relatively small number of products sold over a limited period of time. The company is currently assessing the potential financial impact but does not believe at this time that this matter will have a material effect on its financial statements and has not recorded any additional expense. The product issue does not affect products currently being sold.

     Select Comfort will hold a conference call to discuss its first quarter results on April 15, 2003, at 10:00 a.m. Central Time. A simultaneous webcast of the call will be available in the Investor Relations section of WWW.SELECTCOMFORT.COM. A digital replay of the conference call will be accessible beginning at approximately 1:00 p.m. Central Time on April 15, 2003, through 5:00 p.m. Central Time on April 22, 2003. To access the replay, please call 800-765-7014 from anywhere in the U. S. International callers may dial 402-998-0923. The passcode for the replay is Select. An archived replay of the conference call may also be accessed after approximately 12:30 p.m. Central Time on April 15, 2003 at WWW.SELECTCOMFORT.COM.

     Founded in 1987, Select Comfort Corporation is the nation's leading bed retailer (1), holding 26 U.S. issued or pending patents for its personalized sleep products. The company designs, manufactures and markets a line of adjustable-firmness mattresses featuring air-chamber technology, branded the Sleep Number(R) bed, as well as foundations and sleep accessories. Select Comfort's products are sold through its 324 retail stores located nationwide, including 13 leased departments in Bed Bath & Beyond stores; through selected bedding retailers; through its national direct marketing operations; and on the Internet at WWW.SELECTCOMFORT.COM.

                                      ###

     Statements used in this press release that relate to future plans, events, financial results or performance are forward-looking statements that are subject to certain risks and uncertainties including, among others, such factors as general and industry economic trends, uncertainties arising from war and other global events, consumer confidence, effectiveness of our advertising and promotional efforts, acceptance of our products and sleep technology, industry competition, warranty expenses, our dependence on significant suppliers, including Conseco Finance for extension of consumer credit, and the vulnerability of any suppliers to recessionary pressures, labor negotiations, liquidity concerns or other factors as well as the risk factors listed from time


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to time in the company's filings with the SEC, including the company's Annual
Report on Form 10-K and other periodic reports filed with the SEC.

     The company has no obligation to publicly update or revise any of the forward-looking statements that may be in this news release.

(1)  TOP 25 BEDDING RETAILERS, FURNITURE TODAY, AUGUST 12, 2002


Reconciliation of the company's estimates of pro forma, after-tax earnings per share and earnings per share under Generally Accepted Accounting Principles
(GAAP):

                                          THREE MONTHS ENDED
                                            MARCH 30, 2002
                                          ------------------
Earnings per share under GAAP                          $.11

Pro forma income taxes at 38 percent                   (.05)

Pro forma after-tax earnings per share                 $.06





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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      SELECT COMFORT CORPORATION
                                      (Registrant)


Dated:  April 3, 2003                 By:    /S/ MARK A. KIMBALL
                                         ------------------------------
                                      Title: SENIOR VICE PRESIDENT
                                            ---------------------------





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